KRAMER LEVIN NAFTALIS & FRANKEL LLP



                                                     September 29, 2005


Old Mutual Advisor Funds
4643 South Ulster Street, Suite 600
Denver, Colorado 80237

         Re:      Old Mutual Advisor Funds
                  Post-Effective Amendment No. 6
                  File Nos. 333-116057; 811-21587
                  -------------------------------

Ladies and Gentlemen:

      We hereby consent to the reference to our firm as Counsel in this Post-Effective Amendment No. 6 to Registration Statement No. 333-116057 on Form N-1A.



                                Very truly yours,



                                /s/ Kramer Levin Naftalis & Frankel LLP